                                                                    Exhibit 99.3


                             POGO PRODUCING COMPANY

                                    LETTER TO
                      DEPOSITORY TRUST COMPANY PARTICIPANTS
                                       FOR
      TENDER OF ALL OUTSTANDING 10 3/8% SENIOR SUBORDINATED NOTES DUE 2009,
                            SERIES A, IN EXCHANGE FOR
               10 3/8% SENIOR SUBORDINATED NOTES DUE 2009, SERIES B

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        THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
       ON ____________ ___, 1999. UNLESS EXTENDED (THE "EXPIRATION DATE").
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             OUTSTANDING NOTES TENDERED IN THE EXCHANGE OFFER MAY BE
               WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M., NEW YORK
                                CITY TIME, ON THE
                   BUSINESS DAY PRIOR TO THE EXPIRATION DATE.

To Depository Trust Company Participants:

         We are enclosing herewith the material listed below relating to the offer by Pogo Producing Company, a Delaware corporation (the "Company"), to exchange its 10 3/8% Senior Subordinated Notes due 2009, Series B (the "New Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of its issued and outstanding 10 3/8% Senior Subordinated Notes due 2009, Series A (the "Outstanding Notes"), upon the terms and subject to the conditions set forth in the Company's Prospectus, dated ___________ ___, 1999, and the related Letter of Transmittal (which together constitute the "Exchange Offer").

         Enclosed herewith are copies of the following documents:

                  1. Prospectus dated ___________ ___, 1999;

                  2. Letter of Transmittal (together with accompanying Substitute Form W-9 Guidelines);

                  3. Notice of Guaranteed Delivery; and

                  4. Letter that may be sent to your clients for whose account you hold Outstanding Notes in your name or in the name of your nominee, with space provided for obtaining such client's instruction with regard to the Exchange Offer.

         We urge you to contact your clients promptly. Please note that the Exchange Offer will expire on the Expiration Date unless extended.

         The Exchange Offer is not conditioned upon any minimum number of Outstanding Notes being tendered.

         Pursuant to the Letter of Transmittal, each holder of Outstanding Notes will represent to the Company that (i) the New Notes acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such New Notes, whether or not the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution within the meaning of the Securities Act of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Outstanding Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Outstanding Notes, it represents that such Outstanding Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

         The enclosed Letter to Clients contains an authorization by the beneficial owners of the Outstanding Notes for you to make the foregoing representations.

         The Company will not pay any fee or commission to any broker or dealer to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Outstanding Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Outstanding Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

         Additional copies of the enclosed material may be obtained from the undersigned.

                                               Very truly yours,

                                               STATE STREET BANK AND
                                                  TRUST COMPANY




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